SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 18, 2025

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SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive

Bohemia, New York 11716

(Address of principal executive offices)

(631) 567-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Trading	Symbol	Name of each exchange on which registered
Common stock $0.5 par value	SCND	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

On April 18, 2025, the Scientific Industries, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (each an “Investor” and collectively, the “Investors”) pursuant to which the Company sold in a private placement (the “Private Placement”), and the Investors purchased, an aggregate of 1,550,000 Units, comprising (i) 1,050,000 shares of the Company’s common stock, par value $.05 per share (“Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 500,000 shares of Common Stock and (iii) warrants (“Warrants”) to purchase 1,550,000 shares of Common Stock, for a total consideration of $1,550,000. The Company intends to use the net proceeds from the sale of the securities for operations, working capital and other general corporate purposes, including without limitation, covering costs and expenses associated with the Offering.

Each Warrant is exercisable for the purchase of one share of the Company’s common stock at an exercise price of $1.00 per share. The Warrants are immediately exercisable and expire 6 months from their date of issuance.   Certain of the Warrants are exercisable for Pre-funded Warrants to purchase shares of Common Stock in lieu of shares of Common Stock.

Certain of the Warrants (“Alternate Warrants”)  and Pre-Funded Warrants to be issued in the Private Placement will provide that the holder of an Alternate Warrant or a Pre-Funded Warrant will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or, upon election by such holder, 9.99%) of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that a holder may increase or decrease his, her or its Beneficial Ownership Limitation up to, and no higher than, 9.99%, by giving 61 days’ notice to the Company.

The Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors to have the Shares and Warrant Shares included in a registration statement to be prepared and filed with the Securities and Exchange Commission within 6 months of the closing date, to permit the registered resale of the Shares and the Warrant Shares. Under the Registration Rights Agreement, the Company shall use its best efforts to have such Registration Statement declared and maintained effective for a period of one (1) year following the initial date of effectiveness.

The sale of the Shares and Warrants was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Shares, Warrants, Warrant Shares or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A copy of the Purchase Agreement, the Registration Rights Agreement and the form of Warrant are attached hereto as exhibits. This summary description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Registration Rights Agreement and the form of Warrant which are incorporated herein by reference.

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ITEM 9.01 Financial Statements and Exhibits

(a), (b), (c) not applicable

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

4.2	Registration Rights Agreement by and among the Company and the Investors

10.1	Securities Purchase Agreement by and among the Company and the Investors

10.2	Form of Alternate Warrant

10.3	Form of Pre-Funded Warrant

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: April 22, 2025	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer

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